Exhibit 99.1
MYR Group Inc. Announces First-Quarter 2026 Results
Thornton, Colo., April 29, 2026 – MYR Group Inc. (“MYR or the "Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its first-quarter 2026 financial results.
Highlights for First Quarter 2026
•Quarterly revenues of $1.00 billion
•Record quarterly net income of $46.8 million, or $2.99 per diluted share
•Record quarterly EBITDA of $81.5 million
•Record backlog of $2.84 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “We started the year with strong momentum, delivering year-over-year increases in revenue and gross profit, along with record quarterly net income, EBITDA, and backlog. By deepening relationships with strategic customers and continuing to invest in expanding our geographic footprint and market reach, we are creating meaningful long-term growth opportunities and strengthening our competitive position. We believe our solid financial performance, disciplined execution, and favorable market outlook position us well to sustain this momentum through the remainder of 2026.”
First Quarter Results
MYR reported first-quarter 2026 revenues of $1.00 billion, an increase of $166.8 million, compared to the first quarter of 2025. Specifically, our Transmission and Distribution (“T&D”) segment reported quarterly revenues of $541.0 million, an increase of $79.2 million, from the first quarter of 2025, due to increases in revenue on unit price contracts and T&E contracts, partially offset by a decrease in revenue on fixed price contracts. Our Commercial and Industrial (“C&I”) segment reported quarterly revenues of $459.4 million, an increase of $87.6 million, from the first quarter of 2025, primarily due to an increase in revenue on fixed priced contracts.
Consolidated gross profit increased to $134.4 million in the first quarter of 2026, compared to $96.9 million for the first quarter of 2025. The increase in gross profit was due to higher margin and revenues. Gross margin increased to 13.4 percent for the first quarter of 2026 from 11.6 percent for the first quarter of 2025. The increase in gross margin was primarily due to a larger portion of our projects progressing at higher contractual margins, some of which are nearing completion. In the first quarter of 2026 gross margin was also positively impacted by better-than-anticipated productivity, favorable change orders and a favorable job closeout. These margin increases were partially offset by an increase in costs associated with project inefficiencies on certain projects. Changes in estimates of gross profit on certain projects resulted in a net gross margin increase of 0.8 percent for the first quarter of 2026, compared to a net gross margin decrease of 1.1 percent for the first quarter of 2025.
Selling, general and administrative expenses increased to $69.4 million in the first quarter of 2026, compared to $62.5 million for the first quarter of 2025. The period-over-period increase was primarily due to an increase in employee incentive compensation costs and an increase in employee-related expenses to support future growth.
Interest income increased to $0.9 million in the first quarter of 2026, compared to $0.2 million for the first quarter of 2025. The period-over-period increase was primarily due to higher average balances held in money market accounts in the first quarter of 2026 as compared to the first quarter of 2025.
Interest expense decreased to $0.7 million in the first quarter of 2026, compared to $1.4 million for the first quarter of 2025. The period-over-period decrease was primarily due to lower average outstanding debt balances and lower interest rates during the first quarter of 2026 as compared to the first quarter of 2025.
Income tax expense was $17.2 million for the first quarter of 2026, with an effective tax rate of 26.9 percent, compared to an income tax expense of $9.5 million for the first quarter of 2025, with an effective tax rate of 28.9 percent. The period-over-period change in tax rate was primarily due to a favorable impact from stock compensation excess tax benefits, partially offset by the impact of the net CFC tested income (“NCTI”) and other permanent difference items.
For the first quarter of 2026, net income was $46.8 million, or $2.99 per diluted share, compared to $23.3 million, or $1.45 per diluted share, for the same period of 2025. First-quarter 2026 EBITDA, a non-GAAP financial measure, was $81.5 million, compared to $50.2 million in the first quarter of 2025.

Backlog
As of March 31, 2026, MYR's backlog was $2.84 billion, which was an increase of $203.3 million, or 7.7 percent, from the $2.64 billion reported as of March 31, 2025. As of March 31, 2026, T&D backlog was $980.7 million and C&I backlog was $1.86 billion.
Balance Sheet
As of March 31, 2026, MYR had $460.5 million of borrowing availability under its $490 million revolving credit facility and $163.2 million in cash and cash equivalents.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its first-quarter 2026 results on Thursday, April 30, 2026 at 8:00 a.m. Mountain time. To participate via telephone and join the call live, please register in advance here: https://register-conf.media-server.com/register/BIb2b0665d809c4dcb972f1f82519c1892. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com. A replay of the webcast will be available for seven days.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for data centers, clean energy projects, airports, hospitals, hotels, commercial and industrial facilities, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization, stadiums and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.

Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Jennifer Harper, Vice President, Investor Relations & Treasurer, 847-979-5835, investorinfo@myrgroup.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of March 31, 2026 and December 31, 2025

(in thousands, except share and per share data)	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$163,192	$150,156
Accounts receivable, net of allowances of $874 and $934, respectively	635,676	603,735
Contract assets, net of allowances of $500 and $534, respectively	224,263	241,766
Current portion of receivable for insurance claims in excess of deductibles	9,287	10,122
Refundable income taxes	1,796	—
Prepaid expenses and other current assets	51,035	54,982
Total current assets	1,085,249	1,060,761
Property and equipment, net of accumulated depreciation of $424,415 and $413,962, respectively	307,739	306,386
Operating lease right-of-use assets	50,357	42,448
Goodwill	114,474	115,266
Intangible assets, net of accumulated amortization of $40,949 and $39,967, respectively	70,737	72,476
Receivable for insurance claims in excess of deductibles	19,753	21,358
Deferred income taxes	12,519	12,723
Investment in joint ventures	3,397	3,224
Other assets	9,199	9,437
Total assets	$1,673,424	$1,644,079

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,652	$4,554
Current portion of operating lease obligations	12,751	13,019
Current portion of finance lease obligations	799	804
Accounts payable	332,399	314,789
Contract liabilities, net	281,520	300,560
Current portion of accrued self-insurance	28,542	28,499
Accrued income taxes	33,027	15,129
Other current liabilities	133,985	117,923
Total current liabilities	827,675	795,277
Deferred income tax liabilities	49,907	50,119
Long-term debt	4,724	54,483
Accrued self-insurance	41,325	42,827
Operating lease obligations, net of current maturities	37,598	29,429
Finance lease obligations, net of current maturities	998	1,220
Other liabilities	8,378	10,301
Total liabilities	970,605	983,656
Commitments and contingencies
Shareholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 15,568,110 and 15,522,834 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	155	155
Additional paid-in capital	162,373	165,211
Accumulated other comprehensive loss	(9,486)	(8,183)
Retained earnings	549,777	503,240
Total shareholders’ equity	702,819	660,423
Total liabilities and shareholders’ equity	$1,673,424	$1,644,079

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three Months Ended March 31, 2026 and 2025

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
Contract revenues	$1,000,380	$833,620
Contract costs	865,940	736,719
Gross profit	134,440	96,901
Selling, general and administrative expenses	69,423	62,524
Amortization of intangible assets	1,217	1,188
Gain on sale of property and equipment	(922)	(1,101)
Income from operations	64,722	34,290
Other income (expense):
Interest income	910	191
Interest expense	(659)	(1,414)
Other expense, net	(948)	(300)
Income before provision for income taxes	64,025	32,767
Income tax expense	17,225	9,459
Net income	$46,800	$23,308
Income per common share:
—Basic	$3.01	$1.46
—Diluted	$2.99	$1.45
Weighted average number of common shares and potential common shares outstanding:
—Basic	15,539	15,994
—Diluted	15,676	16,056

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Three Months Ended March 31, 2026 and 2025

	Three months ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$46,800	$23,308
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	16,546	15,005
Amortization of intangible assets	1,217	1,188
Stock-based compensation expense	3,386	2,333
Gain on sale of property and equipment	(922)	(1,101)
Other non-cash items	294	71
Changes in operating assets and liabilities:
Accounts receivable, net	(32,573)	84,015
Contract assets, net	16,885	(34,023)
Receivable for insurance claims in excess of deductibles	2,440	(305)
Other assets	2,955	9,509
Accounts payable	15,715	(7,831)
Contract liabilities, net	(18,748)	(34,932)
Accrued self-insurance	(1,451)	(1,000)
Other liabilities	32,205	27,049
Net cash flows provided by operating activities	84,749	83,286
Cash flows from investing activities:
Proceeds from sale of property and equipment	954	2,176
Purchases of property and equipment	(16,132)	(13,066)
Net cash flows used in investing activities	(15,178)	(10,890)
Cash flows from financing activities:
Borrowings under revolving lines of credit	48,003	230,695
Repayments under revolving lines of credit	(95,417)	(215,761)
Payment of principal obligations under equipment notes	(2,247)	(2,156)
Payment of principal obligations under finance leases	(198)	(299)
Repurchase of common stock	—	(75,000)
Payments related to tax withholding for stock-based compensation	(6,487)	(2,451)
Net cash flows used in financing activities	(56,346)	(64,972)
Effect of exchange rate changes on cash	(189)	8
Net increase in cash and cash equivalents	13,036	7,432
Cash and cash equivalents:
Beginning of period	150,156	3,464
End of period	$163,192	$10,896

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended March 31, 2026 and 2025 and
As of March 31, 2026, December 31, 2025, March 31, 2025 and March 31, 2024

	Three months ended March 31,		Last twelve months ended March 31,
(dollars in thousands, except share and per share data)	2026	2025	2026		2025
Summary Statement of Operations Data:
Contract revenues	$1,000,380	$833,620	$3,824,649		$3,380,348
Gross profit	$134,440	$96,901	$461,325		$300,977
Income from operations	$64,722	$34,290	$197,304		$64,101
Income before provision for income taxes	$64,025	$32,767	$192,542		$56,164
Income tax expense	$17,225	$9,459	$50,634		$21,532
Net income	$46,800	$23,308	$141,908		$34,632
Tax rate	26.9%	28.9%	26.3%		38.3%

Per Share Data:
Income per common share:
–Basic	$3.01	$1.46	$9.13	(1)	$2.19	(1)
–Diluted	$2.99	$1.45	$9.07	(1)	$2.18	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	15,539	15,994	15,531	(2)	16,290	(2)
–Diluted	15,676	16,056	15,635	(2)	16,344	(2)

(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	March 31, 2024
Summary Balance Sheet Data:
Total assets	$1,673,424	$1,644,079	$1,431,211	$1,489,163
Total shareholders’ equity	$702,819	$660,423	$548,672	$663,720
Goodwill and intangible assets	$185,211	$187,742	$187,589	$197,314
Total funded debt (3)	$9,376	$59,037	$87,159	$37,932

	Three months ended March 31,
(dollars in thousands)	2026		2025
Segment Results:	Amount	Percent	Amount	Percent
Contract revenues:
Transmission & Distribution	$540,970	54.1%	$461,769	55.4%
Commercial & Industrial	459,410	45.9	371,851	44.6
Total	$1,000,380	100.0%	$833,620	100.0%
Operating income:
Transmission & Distribution	$52,210	9.7%	$36,221	7.8%
Commercial & Industrial	37,204	8.1	17,377	4.7
Total	89,414	8.9	53,598	6.4
Corporate	(24,692)	(2.4)	(19,308)	(2.3)
Consolidated	$64,722	6.5%	$34,290	4.1%

See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended March 31, 2026 and 2025

	Three months ended March 31,		Last twelve months ended March 31,
(in thousands, except share, per share data, ratios and percentages)	2026	2025	2026	2025

Financial Performance Measures (4):
EBITDA (5)	$81,537	$50,183	$264,075	$128,137
EBITDA per Diluted Share (6)	$5.20	$3.13	$16.89	$7.90
EBIA, net of taxes (7)	$47,506	$25,022	$148,024	$41,573
Free Cash Flow (8)	$68,617	$70,220	$230,592	$99,490
Book Value per Period End Share (9)	$44.75	$35.21
Tangible Book Value (10)	$517,608	$361,083
Tangible Book Value per Period End Share (11)	$32.96	$23.17
Funded Debt to Equity Ratio (12)	0.01	0.16
Asset Turnover (13)			2.67	2.27
Return on Assets (14)			9.9%	2.3%
Return on Equity (15)			25.9%	5.2%
Return on Invested Capital (16)			25.2%	6.3%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$46,800	$23,308	$141,908	$34,632
Interest (income) expense, net	(251)	1,223	3,451	6,421
Income tax expense	17,225	9,459	50,634	21,532
Depreciation and amortization	17,763	16,193	68,082	65,552
EBITDA (5)	$81,537	$50,183	$264,075	$128,137

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	$2.99	$1.45	$9.07	$2.18
Interest (income) expense, net, per share	(0.02)	0.08	0.22	0.39
Income tax expense per share	1.10	0.59	3.24	1.32
Depreciation and amortization per share	1.13	1.01	4.36	4.01
EBITDA per Diluted Share (6)	$5.20	$3.13	$16.89	$7.90

Reconciliation of Non-GAAP measure:
Net income	$46,800	$23,308	$141,908	$34,632
Interest (income) expense, net	(251)	1,223	3,451	6,421
Amortization of intangible assets	1,217	1,188	4,847	4,829
Tax impact of interest and amortization of intangible assets	(260)	(697)	(2,182)	(4,309)
EBIA, net of taxes (7)	$47,506	$25,022	$148,024	$41,573

Calculation of Free Cash Flow:
Net cash flow from operating activities	$84,749	$83,286	$328,030	$162,711
Less: cash used in purchasing property and equipment	(16,132)	(13,066)	(97,438)	(63,221)
Free Cash Flow (8)	$68,617	$70,220	$230,592	$99,490

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of March 31, 2026, 2025 and 2024

(in thousands, except per share amounts)	March 31, 2026	March 31, 2025
Reconciliation of Book Value to Tangible Book Value:
Book value (total shareholders' equity)	$702,819	$548,672
Goodwill and intangible assets	(185,211)	(187,589)
Tangible Book Value (10)	$517,608	$361,083

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$44.75	$35.21
Goodwill and intangible assets per period end share	(11.79)	(12.04)
Tangible Book Value per Period End Share (11)	$32.96	$23.17

Calculation of Period End Shares:
Shares outstanding	15,568	15,522
Plus: common equivalents	137	62
Period End Shares (17)	15,705	15,584

(in thousands)	March 31, 2026	March 31, 2025	March 31, 2024
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total shareholders' equity)	$702,819	$548,672	$663,720
Plus: total funded debt	9,376	87,159	37,932
Less: cash and cash equivalents	(163,192)	(10,896)	(3,911)
Invested Capital	$549,003	$624,935	$697,741
Average Invested Capital (18)	$586,969	$661,338
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(6)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total shareholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from shareholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or shareholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total shareholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total shareholders’ equity at the beginning of the period.
(16)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.
(17)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(18)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total shareholders’ equity and calculating the average of the beginning and ending of each period.